CONFORMED COPY

                             STOCKHOLDERS AGREEMENT

         This AGREEMENT made as of the 26th day of February, 2001 is by and among those entities identified on the signature page hereto as the Former Senior Noteholders (collectively with any of their Affiliate Transferees, the "Former Senior Noteholders" and singularly a "Former Senior Noteholder") and Christopher Joyce and Geoffrey Whynot (collectively with any of their Affiliate Transferees, "Executive Management") and Medical Resources, Inc., a Delaware corporation (the "Corporation") and DVI Financial Services, Inc., a Delaware corporation (collectively, with any of its Affiliate Transferees, "DVI"). Each of the Former Senior Noteholders, Executive Management and any Transferee of a Former Senior Noteholder or Executive Management is hereinafter sometimes collectively referred to as the "Stockholders" or individually as a "Stockholder"). Pursuant to the Plan (as defined below) the Former Senior Noteholders are to be issued shares of Common Stock representing in the aggregate 83.96% of the issued and outstanding Common Stock as of the effective date of the Plan, Executive Management are to be issued shares of Common Stock representing 2% of the issued and outstanding Common Stock as of the effective date of the Plan and DVI is to be issued shares of Common Stock representing 5.86% of the issued and outstanding Common Stock as of the effective date of the Plan. The Stockholders desire to set forth certain agreements among themselves and the Corporation as to the management of the Corporation and the ownership of their shares of Common Stock. DVI is a party to this Agreement as a holder of Registrable Securities solely for the purposes of accepting and agreeing to the provisions of Articles 4 and 5 and the defined terms used therein.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

                            ARTICLE 1. DEFINITIONS.

         1.1 All capitalized terms used herein and otherwise undefined shall have the meaning ascribed to them in the Plan.

         1.2 "Affiliate" means, as to any entity or person, any other entity or person that such entity or person controls, or by which it is controlled, or with which it is under common control and in the case of any natural person, such person's spouse or issue or any trust for the benefit of such person and such person's spouse or issue. As used in this definition the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entry or person, whether through the ownership of voting securities, by contract or otherwise.

         1.3 "Affiliate Transferee" means any Affiliate of a Former Senior Noteholder or Executive Management to which such Former Senior Noteholder or Executive Management shall have transferred any of its Shares or any Affiliate of DVI to which DVI shall have transferred any of its Registrable Securities.

         1.4 "Common Stock" means the Corporation's authorized common stock, $.01 par value per share.

         1.5 "Demand Registration" has the meaning given therefor in Section
4.1.

         1.6 "Demand Request" has the meaning given therefor in Section 4.1.

         1.7 "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.8 "indemnified party" has the meaning given therefor in Section 4.7.

         1.9 "indemnifying party" has the meaning given therefor in Section 4.7.

         1.10 "Initial Post-Effective Public Offering" means the Corporation's first firm commitment underwritten public offering of any of its equity securities registered under the Securities Act after the effective date of the Plan.

         1.11 "Piggyback Registration" has the meaning given therefor in Section 4.2.

         1.12 "Plan" means the Third Amended Joint Plan of Reorganization dated November 6, 2000 as filed by the Corporation in the United States Bankruptcy Court of the Southern District of New York.

         1.13 "Plan Value" means $10 per share of Common Stock as appropriately adjusted from time to time to reflect any stock splits, combinations or similar transactions in respect of the Common Stock or dividends paid on the Common Stock after the effective date of the Plan.

         1.14 "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

         1.15 "Registrable Securities" means all shares of Common Stock issued to the Former Senior Noteholders, Executive Management or DVI pursuant to the Plan and any other shares of capital stock of the Corporation which may be issued in exchange for or in respect of such shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means) provided any such shares of Common Stock (or other capital stock) which have been sold after the date hereof pursuant to a registration statement or to the public through a broker, dealer or market maker or in compliance with Rule 144 or Rule 144A (or any similar rule then in force) under the Securities Act or repurchased by the Corporation or any subsidiary of the Corporation shall cease to be Registrable Securities.

         1.16 "Registration Expense" has the meaning given therefor in Section 4.6.

         1.17 "Requisite Former Senior Noteholders" means at the time in question Former Senior Noteholders owning at least 50% of the Shares then owned by all Former Senior Noteholders in the aggregate.


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


         1.18 "SEC" means the United States Securities and Exchange Commission.

         1.19 "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1.20 "Selling Former Senior Noteholders" has the meaning given therefor in Section 3.1.

         1.21 "Shares" means and includes all shares of Common Stock registered in the stock records books of the Corporation in the name of any Stockholder or a nominee of such Stockholder and any other shares of capital stock of the Corporation which may be issued in exchange for or in respect of such shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

         1.22 "Transferee" means any person to whom Shares are transferred or assigned by a Stockholder and any heirs or successors in interest of any Stockholder, whether by operation of law or otherwise and, in the case of DVI, any person to whom any of DVI's Registrable Securities are transferred or assigned by DVI and any successor in interest, whether by operation of law or otherwise.

                          ARTICLE 2. VOTING AGREEMENTS

         2.1 Board of Directors.
             -------------------    Each Stockholder agrees to vote all of his
Shares in favor of, and otherwise take all actions as the holder of such Shares required for:

              (a) the election to the Board of Directors of the Corporation of up to six nominees selected by the Requisite Former Senior Noteholders; and

              (b) the removal from the Board of Directors of any director nominated by the Requisite Former Senior Noteholders, at the request of the Requisite Former Senior Noteholders, and the election to the Board of Directors of any substitute therefor nominated by the Requisite Former Senior Noteholders.

         2.2 Modification of Charter Documents; Other Voting Agreement. ---------------------------------------------------------- Each
Stockholder covenants and agrees that he will:

              (a) not vote any of his Shares, and to the extent he has the power to do so and otherwise may lawfully exercise such power, will not to permit any director elected by the Stockholders pursuant to Section 2.1 to vote, in favor of:

                       (i) the adoption of any amendment to or waiver of any
                           provision of the Corporation's Certificate of Incorporation or Bylaws as in effect as of the date hereof pursuant to the Plan (other than in connection with the Initial Post-Effective Public Offering if such amendments have been recommended by the underwriters in connection therewith);


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


                      (ii) any alteration or change to the designation or
                           the powers, preferences or rights or the qualifications, limitations or restrictions of the Common Stock (other than in connection with the Initial Post-Effective Public Offering if such amendments have been recommended by the underwriters in connection therewith);

                     (iii) any (A) authorization or creation of or
                           amendment to any class or series of stock ranking, either as to payment of dividends, distribution of assets or redemption, prior to the Common Stock, or
                           (B) authorization or creation of or amendment to any shares of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any stock having any such ranking prior to the Common Stock;

                      (iv) any increase in the authorized number of shares
                           of Common Stock (other than in connection with the Initial Post-Effective Public Offering if such amendments have been recommended by the underwriters in connection therewith);

                       (v) the liquidation, dissolution, winding-up or
                           similar transaction of the Corporation or sale of all or substantially all of the assets of the Corporation or any subsidiary thereof;

                      (vi) the redemption or repurchase of any shares of
                           Common Stock (except for shares of Common Stock issued to employees, officers, directors or consultants which is redeemed in connection with the termination of such person's employment with the Corporation);

                     (vii) the authorization of a dividend on any shares
                           of capital stock; or

                    (viii) any merger, consolidation, sale of stock or
                           other transaction in which the holders of Common Stock of the Corporation, in the aggregate, immediately prior to such transaction will hold, immediately after such transaction, less than fifty percent (50%) of the aggregate voting power of outstanding stock of the surviving Corporation;

                     unless otherwise consented to by the Requisite Former Senior Noteholders; and

              (b) if requested by Former Senior Noteholders owning Shares representing more than fifty (50%) percent of the then issued and outstanding shares of Common Stock, vote all his Shares and, to the extent he has the power to do so and otherwise may lawfully exercise such power, will instruct any director elected by the Stockholders pursuant to Section 2.1 to vote, in favor (A) of any transaction identified in clauses (a)(i) through (a)(vii) above; and (B) of any transaction identified in clause (a)(viii) if the consideration to be received by the holders of shares of Common Stock in such transaction is not less than the then current Plan Value.


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


                ARTICLE 3. RIGHTS OF CO-SALE; REQUIRED CO-SALE.

         3.1 Tag-Along/Drag-Along.
             --------------------- If one or more Former Senior Noteholders ("Selling Former Senior Noteholders") propose to sell, in a single transaction or series of related transactions, Shares representing more than 40% of the Common Stock at the time outstanding to a party who is not a Former Senior Noteholder or who will not be an Affiliate Transferee of a Former Senior Noteholder after such sale, the other Stockholders have the right to participate in such sale to the extent provided in Section 3.2. Further, if such sale of Shares by the Selling Former Noteholders represents more than 50% of the Common Stock at the time outstanding and is at a price per share not less than the current Plan Value, the other Stockholders shall, if requested by the Selling Former Senior Noteholders, sell to the purchaser of such Selling Former Senior Noteholders' Shares all of their Shares on the same terms and conditions as such Selling Former Senior Noteholders; provided, the other Stockholders shall not be obligated to sell their Shares pursuant to this sentence unless the Selling Former Senior Noteholders propose to sell all of their Shares in such transaction. Not less than thirty (30) days prior to any proposed sale of Shares by Selling Former Senior Noteholders, the Selling Former Senior Noteholders shall give the other Stockholders written notice of the proposed sale (a "Sale Notice") which shall specify the terms and conditions of such sale and whether or not the Selling Former Senior Noteholders are exercising their rights under clause (b) of this Section 3.1 to require to other Stockholders to sell their Shares on the same terms and conditions.

         3.2 Participation Procedures.
             -------------------------   If the other Stockholders are not
required, but are entitled and wish, to participate in such sale (each a "Participating Stockholder"), each Participating Stockholder shall give the Selling Former Senior Noteholders written notice (a "Participation Notice") of its election to participate not later than fifteen (15) days after the date of the delivery of the Sale Notice and specifying the number of Shares which it wishes to sell. If the Selling Former Senior Noteholders receive any Participation Notices, they shall not sell any Shares in such transaction unless the purchaser thereof at the same time purchases from each Participating Stockholder on the same terms and conditions, that number of Shares at least equal to the lesser of:

              (a) the total number of Shares which such Participating
                  Stockholder specified in its Participation Notice that it wished to sell; or

              (b) the number of Shares derived by multiplying the total
                  number of Shares then owned by such Participating Stockholder by a fraction, the numerator of which is equal to the number of Shares that are to be purchased by the proposed purchaser from the Selling Former Senior Noteholders and the denominator of which is the aggregate number of Shares owned by the Selling Former Senior Noteholders prior to such sale;


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


provided, the number of Shares to be included by each Participating Stockholder and each Selling Former Senior Noteholders in such sale shall be reduced pro rata based on the number of Shares proposed to be included by each in such sale until the aggregate number of Shares to be sold is equal to the number of Shares that the proposed purchaser desires to purchase.

                         ARTICLE 4. REGISTRATION RIGHTS

4.1      Demand Registration.
         -------------------

              (a) Requests for Registration.
                  -------------------------- At any time following the first anniversary of the effective date of the Plan, Former Senior Noteholders owning Registrable Securities representing at least 15% of the then issued and outstanding shares of Common Stock shall be entitled to request registration (a "Demand Request") under the Securities Act of all or any portion of their Registrable Securities. A registration requested pursuant to this Section 4.1(a) is referred to in this Agreement as a "Demand Registration". The Demand Request shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution thereof. Within ten days after receipt of a Demand Request, the Corporation shall give written notice of such requested registration to each other holder of Registrable Securities and shall include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein, including without limitation, but subject to Section 4.1(c), all Registrable Securities requested for inclusion pursuant to Section 4.2, and the intended method of distribution thereof within 30 days after the receipt of the Corporation's notice.

              (b) Number of Demand Registrations.
                  -------------------------------   The Former Senior
                  Noteholders as a group shall be entitled to request two Demand Registrations. The Corporation shall pay all Registration Expenses in connection with the Demand Registration and shall pay all Registration Expenses in connection with a registration initiated as a Demand Registration whether or not it becomes effective or is not otherwise counted as a Demand Registration. A registration shall not count as a Demand Registration until it has become effective under the Securities Act and any blue sky laws of any applicable state and remains so effective until the earlier of the date all Registrable Securities included therein have been sold pursuant thereto or the time periods for which such registration statement is required to be maintained as effective under Section 4.4(a) have expired (unless such registration statement is withdrawn at the request of the


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


                  holders of not less than a majority of the Registrable Securities included therein (other than a withdrawal in the case described in the next following sentence or in the case described in Section 4.1(d)). If so requested in the Demand Request and if the market value of the Registrable Securities to be included in such registration shall have current market value of not less than $5,000,000, the Corporation shall use its best efforts to effect such Demand Registration as an underwritten offering on a firm commitment basis, provided if the Corporation is unable to effect the registration as an underwritten offering on a firm commitment basis, the Corporation will continue to effect such registration if requested to do so by holders of not less than a majority of the Registrable Securities to be included therein in accordance with the method of distribution as is specified by such holders and in such case the registration statement shall count as a Demand Registration; otherwise such Demand Request shall be deemed not to have been made and shall not count as a Demand Registration.

              (c) Priority on Demand Registration.
                  --------------------------------    All Registrable
                  Securities requested to be included in the Demand Registration shall be included unless the offering is to be underwritten and the managing underwriters advise the Corporation in writing that all of the Registrable Securities requested to be included may not be sold without adversely affecting the marketability of the offering. In such case, the number of such Registrable Securities included in the offering, if any, shall be allocated first, pro rata among the Former Senior Noteholders on the basis of the total number of Registrable Securities requested by each such holder to be included and second, pro rata among the other holders of Registrable Securities requested to be included pursuant to Section 4.2 on the basis of the total number of Registrable Securities requested to be included pursuant to Section 4.2. If all Registrable Securities requested to be included in the Demand Registration are so included, the Corporation may include in the Demand Registration other securities to be sold by the Corporation for its own account or to be sold by other Persons, unless the managing underwriters advise the Corporation in writing that in their opinion the inclusion of such other securities will cause the number of Registrable Securities and other securities requested to be included in the offering to exceed the number which may be sold without adversely affecting the marketability of the offering.

              (d) Restrictions on Demand Registration.
                  ------------------------------------  The Corporation shall not be obligated to effect a Demand Registration within 120 days after the effective date of a previous registration of securities by the Corporation under the Securities Act if the holders of Registrable Securities were given piggyback rights in such previous registration pursuant to Section 4.2 and all Registrable Securities requested to be included in such registration pursuant to Section 4.2 were included therein. The Corporation shall be entitled to postpone, for up to 90 days (or for up to 120 days if the Demand Request relating to the registration statement is received during the month of December or the first quarter of any calendar year) the filing of any registration statement otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Demand Request, the Corporation would be required to prepare for inclusion or incorporation into the registration statement any financial statements other than


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


                  those that it customarily prepares or the Corporation determines in its reasonable business judgment that such registration and offering would materially interfere with any financing, refinancing, acquisition, disposition, corporate reorganization or other material corporate transactions or development involving the Corporation or any of its subsidiaries and promptly gives the holders of the Registrable Securities making the Demand Request written notice of such determination; provided, that if the Corporation shall so postpone the filing of a registration statement, the holders of a majority of the Registrable Securities making the Demand Request shall have the right to withdraw the Demand Request by giving written notice to the Corporation within 30 days after the receipt of notice of postponement and, in the event of such withdrawal, the withdrawn Demand Request shall be deemed not to have been made and shall not count as a Demand Registration.

              (e) Selection of Underwriters.
                  --------------------------   The Corporation shall have the
                  right to select the investment banker(s) and manager(s) to administer the Demand Registration, subject to the approval of the holders of a majority of the Registrable Securities to be included therein, which approval shall not be unreasonably withheld.

              (f) Grant of Other Demand Registration Rights.
                  ------------------------------------------  From and after the date hereof, the Corporation shall not grant to any Persons the right to request the Corporation to register any equity securities of the Corporation without the prior written consent of Former Senior Noteholders owning Registrable Securities representing a majority of Registrable Securities owned by all Former Senior Noteholders at the time provided, that the Corporation may without the consent of such Former Senior Noteholders, grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such registrations; and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations pari passu with such Persons.

4.2      Piggyback Registrations.
         -----------------------

              (a) Right to Piggyback.
                  -------------------   Whenever the Corporation proposes to
                  register any of its equity securities under the Securities Act (including, without limitation, in a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities, the Corporation shall give prompt written notice to each holder of Registrable Securities of its intention to effect such a registration and shall include in such registration (a "Piggyback Registration") all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein (which request shall state the intended method of distribution thereof) within 30 days after the receipt of the Corporation's notice on the same terms and conditions as the other securities included therein.


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


              (b) Piggyback Expenses.
                  -------------------   The Registration Expenses of the
                  holders of Registrable Securities shall be paid by the Corporation in all Piggyback Registrations.

              (c) Priority on Primary Registrations.
                  ----------------------------------     If a Piggyback
                  Registration is an underwritten primary registration on behalf of the Corporation, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration first, the securities the Corporation proposes to sell and second, the Registrable Securities requested to be included therein and then (and only then) any other securities requested to be included in such registration. If less than all the Registrable Securities requested to be included in the Piggyback Registration may be so included, the number of Registrable Securities included in the Piggyback Registration shall be allocated pro rata among the holders of Registrable Securities on the basis of the number of Registrable Securities requested by each such holder to be included therein.

              (d) Priority on Secondary Registrations.
                  ------------------------------------    If a Piggyback
                  Registration is an underwritten secondary registration on behalf of other holders of the Corporation's securities other than a Demand Registration, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Corporation shall include in such registration the Registrable Securities and the other securities on whose behalf the registration was initially being made pro rata among the holders of the Registrable Securities and the holders of such other securities on the basis of the number of Registrable Securities and other securities requested by each such holder to be included therein. If the Piggyback Registration is a Demand Registration and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the provisions of Section 4.1(c) shall govern.

              (e) Continued Obligation for Demand Registration.
                  ---------------------------------------------   No
                  registration of Registrable Securities effected under this
                  Section 4.2 shall relieve the Corporation of its obligation to effect registration of the Registrable Securities upon any Demand Request made pursuant to the provisions of Section 4.1.


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


              (f) Withdrawal or Delay.
                  --------------------   If at any time after giving written
                  notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason not to register or to delay registration of such securities, the Corporation may, at its election, give written notice of such determination to each holder of Registrable Securities requested to be included in such offering and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Corporation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder of Registrable Securities to include Registrable Securities in any future registrations pursuant to this Section 4.2 or to cause a registration to be effected as a Demand Registration under
                  Section 4.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

4.3      Holdback Agreements.
         -------------------

              (a) No holder of Registrable Securities shall effect any
                  public sale or distribution (which shall not include any sales pursuant to Rule 144 or 144A) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 120-day period following the effective date of the registration statement for a Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are or may be included (except as part of the offering covered by such registration statement) unless the underwriters managing the registered public offering otherwise agree.

              (b) The Corporation shall not effect any public sale or
                  distribution of shares of Common Stock or any other equity securities of the Corporation, during the seven days prior to and during the 90-day period following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form or pursuant to any shelf registration statement then in effect for the benefit of any holders of the Corporation's securities), unless the underwriters managing the registered public offering otherwise agree.

         4.4 Registration Procedures.
             ------------------------ Whenever any Registrable Securities are required to be registered pursuant to this Agreement, the Corporation shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Corporation shall as expeditiously as possible:


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


              (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on Form S-1 or such other form of general applicability satisfactory to the managing underwriter (or if the offering is not underwritten, the holders of a majority of Registrable Securities included therein) and use its reasonable best efforts to cause such registration statement to become effective (provided that the Corporation may delay or discontinue any registration statement effected under Section 4.1 in accordance with
                  Section 4.1(d) or Section 4.2 in accordance with Section 4.2(f)) and prepare and file with the SEC such amendments and post-effective amendments to such registration statement and supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective under the Securities Act and the blue sky laws of any applicable state for a period of not less than 90 days in the case of an underwritten offering, and in any other offering, until the disposition of all Registrable Securities covered by such registration statement, but not longer than a period of six months, unless at the expiration of such six month period, less than 75% of the Registrable Securities covered by such Registration Statement have been sold, then such period shall automatically be extended for six additional months; provided that at any time after the registration statement has been continuously effective for six consecutive months, if the Corporation determines in its reasonable business judgment that having such registration statement remain in effect would materially interfere with any financing, refinancing, acquisition, disposition, corporate reorganization or other material corporate transaction or development involving the Corporation or any of its Subsidiaries or at any time after such registration statement has been declared effective if the Corporation becomes the subject of an unsolicited tender offer for at least a majority of its equity securities, the Corporation may, upon prior written notice to each holder of Registrable Securities included therein, suspend such registration statement for a period of not more than ninety
                  (90) days, and in no event shall the Corporation be entitled to exercise such right more than once in any 12-month period;

              (b) before filing a registration statement or prospectus or any amendments or supplements thereto or incorporating any document by reference therein, the Corporation shall furnish to the holders of Registrable Securities included in such registration statement copies of all such documents proposed to be filed or incorporated therein, which documents shall be subject to the review and comment of such holders and one counsel selected by such holders;


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


              (c) notify in writing each holder of Registrable Securities included in such registration statement of (i) the filing and effectiveness of such registration statement or any amendment or post-effective amendments thereto and the prospectus and any supplement thereto, (ii) any request by the SEC for amendments or post-effective amendments to the registration statement or supplements to the prospectus or for additional information, (iii) the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, and (iv) the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

              (d) comply with the provisions of the Securities Act with
                  respect to the disposition of all securities covered by such registration statement during the period of, and in accordance with the intended methods of, disposition by the sellers thereof as set forth in such registration statement;

              (e) furnish, without charge, to each holder of Registrable
                  Securities included in a registration statement such number of copies of such registration statement, the prospectus included in such registration statement (including each preliminary prospectus), each amendment and supplement thereto, and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by such holder and the Corporation hereby consents to the use of each prospectus or any supplement thereto by each such holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or any amendment thereto;

              (f) use its reasonable best efforts to register or qualify all
                  Registrable Securities included in a registration statement under such other securities or blue sky laws of such jurisdictions as any holder of such Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of such Registrable Securities (provided that the Corporation shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (f), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

              (g) immediately notify each holder of Registrable Securities included in a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

              (h) cause all Registrable Securities included in a
                  registration statement to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, but similar securities are then listed on the NASD automated quotation system, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities as a NASDAQ national market system security within the meaning of Rule 11Aa2-1 of the SEC or failing that, at such time as the Corporation becomes eligible for such authorization, to secure NASDAQ authorization for such Registrable Securities if available and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

              (i) if the offering is underwritten, use its reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement, and to the extent required by any underwriting agreement or from time to time upon request by any holder of Registrable Securities in connection with its disposition of its Registrable Securities under such registration statement: (i) an opinion dated such date of counsel representing the Corporation for the purposes of such registration, addressed to the underwriters and to each such holder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial data contained therein) and (C) to such other effect as may be reasonably requested by counsel for the underwriters or by such holder or its counsel if such offering is not underwritten and (ii) to the extent accounting standards then permit, a letter dated such date from the independent public accountants retained by the Corporation, addressed to the underwriters and to each such holder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Corporation included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five Business Days prior to the date of such letter) with respect to such registration as such underwriters, or such holder if such offering is not underwritten, may reasonably request;

              (j) provide a transfer agent and registrar for all Registrable
                  Securities included in a registration statement not later than the effective date of such registration statement, and a CUSIP number for all such Registrable Securities and provide the applicable transfer agent with printed certificates or instruments for such Registrable Securities which are in a form eligible for deposit with Depositary Trust Corporation and otherwise meeting the requirements of any securities exchange on which such Registrable Securities are then listed;

              (k) cooperate with the holders of Registrable Securities
                  included in a registration statement and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold not bearing any restrictive legends; and to enable such Registrable Securities to be in such denominations and registered in such names as the underwriters may request at least two Business Days prior to any sale of such Registrable Securities to the underwriters;

              (l) enter into such customary agreements (including
                  underwriting agreements in customary form) as the underwriters of any registration statement pursuant to an underwritten offering, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

              (m) make available for inspection by any holder of Registrable
                  Securities included in a registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation as they deem necessary to conduct their due diligence review, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement;

              (n) otherwise comply with the Securities Act, the Exchange
                  Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders, earnings statements satisfying the provisions of
                  Section 11(a) of the Securities Act, no later than 30 days after the end of any 12 month period (or 90 days if the end of such 12 month period coincides with the end of a fiscal quarter or fiscal year, respectively) of the Corporation (A) commencing at the end of any month in which Registrable Securities are sold to underwriters in an underwritten offering, or, (B) if not sold to underwriters in such an offering, beginning within the first three months commencing after the effective date of the registration statement, which statements shall cover said 12 month periods;

              (o) permit any holder of Registrable Securities which, in such holder's sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Corporation, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Corporation in writing, which in the reasonable judgment of such holder and its counsel should be included; and

              (p) if the offering is underwritten, promptly upon
                  notification to the Corporation from the managing underwriter of the price at which the securities are to be sold under such registration statement, and, in any event, prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall advise each holder requesting inclusion of Registrable Securities in such registration statement of such price. If such price is below the price which is acceptable to a holder of Registrable Securities requested to be included in such offering, then such holder shall have the right, by written notice to the Corporation given prior to the effectiveness of such registration statement, to withdraw its request to have its Registrable Securities included in such registration statement.

         4.5 Conditions to Registration.
             ---------------------------  Each holder's right to have its
Registrable Securities included in any registration statement filed by the Corporation in accordance with the provisions of this Agreement shall be subject to the following conditions:

              (a) The holders of Registrable Securities to be included in such registration statement shall furnish the Corporation in a timely manner with all information requested by the Corporation in writing and required by the applicable rules and regulations of the SEC or otherwise reasonably required by the Corporation or its counsel in order to enable them properly to prepare and file such registration statement in accordance with applicable provisions of the Securities Act and if the offering is underwritten such holder shall (i) agree to sell its Registrable Securities on any reasonable and customary basis provided in any underwriting arrangements approved by (A) the holders of not less than a majority of the Registrable Securities included therein in the case of a Demand Registration, or (B) the Corporation or such other holders of securities on whose account the registration is initially being made in the case of a Piggyback Registration and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements on a timely basis; provided that in no case shall a holder of Registrable Securities included in any registration be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder, the Registrable Securities held by such holder and such holder's intended method of distribution;

              (b) If any such holder desires to sell and distribute
                  Registrable Securities over a period of time, or from time to time, at then prevailing market prices, then any such holder shall execute and deliver to the Corporation such written undertakings as the Corporation and its counsel may reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act;

              (c) Such holder shall agree that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Securities it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Securities and will deliver or cause to be delivered a copy of such final prospectus to each Person who received a copy of any preliminary prospectus prior to sale of any of the Registrable Securities to such Persons; and

              (d) Upon receipt of any notice from the Corporation of the existence of any event of the nature described in Section 4.4(g), such holder will forthwith discontinue disposition of Registrable Securities until such holder receives copies of the supplemented or amended prospectus contemplated by Section 4.4(g) or until it is advised in writing by the Corporation that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Corporation, such holder will deliver to the Corporation (at the Corporation's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

4.6      Registration and Selling Expenses.
         ---------------------------------

              (a) All expenses incident to the Corporation's performance of or compliance with this Agreement and the preparation, filing, amendment or supplement of any registration statement in which Registrable Securities are to be included, including without limitation all registration and filing fees, fees and expenses (including the Corporation's counsel fees) of compliance with securities or blue sky laws, printing and copying expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions and fees in lieu of discounts and commissions) and other Persons retained by the Corporation, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Corporation are then listed or on the NASD automated quotation system, transfer taxes, fees of transfer agents and registrars and cost of insurance (all such expenses being called "Registration Expenses") shall be borne by the Corporation, whether or not any such registration statement becomes effective.

              (b) In connection with each registration effected pursuant to
                  Section 4.1 or 4.2, the Corporation shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

              (c) All underwriting discounts and selling commissions
                  applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the holders of Registrable Securities, other than fees and expenses referred to in
                  Section 4.6(b), shall be paid by the holders of Registrable Securities.

4.7      Indemnification.
         ---------------

              (a) The Corporation agrees to indemnify, hold harmless and reimburse, to the extent not prohibited by law, each holder of Registrable Securities included in a registration statement, its directors, officers, employees and each Person who controls such holder (within the meaning of the Securities
                  Act) against all losses, claims, damages, liabilities and expenses, whether joint or several (including legal expenses and any expenses incurred in investigating any claims) caused by any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any other violation or breach of the Securities Act, the Exchange Act or any state securities or blue sky law or any other law by the Corporation or its officers or directors or any other Person acting or purporting to act on the Corporation's behalf, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder specifically stating that it is to be used in the preparation thereof or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

              (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall indemnify the Corporation, its managers, officers and employees and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including legal expenses and any expenses incurred in investigating any claims) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder specifically stating that it is to be used in the preparation thereof; provided that the obligation to indemnify shall be individual to each holder and in no event shall the aggregate liability of a holder for indemnities pursuant to this Section 4.7 exceed the net amount of proceeds received by such holder from the sale of its Registrable Securities pursuant to such registration statement.

              (c) Any Person entitled to indemnification hereunder (an
                  "indemnified party") shall (i) give prompt written notice to any Person obligated to make such indemnification (an "indemnifying party") of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim or that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

              (d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) the indemnity provided for in this Section 4.7 is unavailable to a party that would otherwise have been an indemnified party, or (ii) contribution under the Securities Act or any other applicable law may be required on the part of any such holder of Registrable Securities or any controlling Person of such a holder in circumstances for which indemnification is provided under this Section 4.7; then, and in each such case, the indemnifying and indemnified party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statement or omission or circumstance which resulted in such loss, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the amounts received by it from the sale of its Registrable Securities pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              (e) The indemnification provided for under this Agreement
                  shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of any Registrable Securities and any termination of this Agreement.

                           ARTICLE 5. MISCELLANEOUS.

         5.1 Successors and Assigns.
             -----------------------   This Agreement shall be binding upon the
parties hereto and their Transferees; provided:


              (a) in no event shall Executive Management be permitted to sell, gift, pledge, assign or otherwise transfer any of their Shares except to an Affiliate Transferee;

              (b) no Transferee shall be entitled to any benefits under this
                  Agreement unless such Transferee shall have executed and delivered to the Corporation its written agreement to be bound by the terms of this Agreement to the same extent as its transferor in form and substance satisfactory to the Requisite Former Senior Noteholders; and

              (c) no Transferee shall be entitled to any benefits under
                  Article 4 unless (x) such Transferee is already a Stockholder, DVI or an Affiliate Transferee or (y) the transfer to such Transferee is of Registrable Securities constituting at least 5% of the then issued and outstanding Common Stock or (z) the transfer to such Transferee is of the original number of shares of Common Stock issued to such Transferee's transferor under the Plan (as such number may be adjusted to reflect any subsequent stock split, combination or reclassification of Common Stock).

5.2      Term and Termination.  The rights and obligations of the parties:
         --------------------

              (a) under Articles 2 and 3 hereunder shall terminate upon the earlier of (i) the mutual written agreement of all of the Stockholders, (ii) 18 months following the effective date of the Plan, (iii) the effective date of the Corporation's Initial Post-Effective Public Offering or (iv) such time as the number of Shares owned by the Former Senior Noteholders is less than forty percent (40%) of the then issued and outstanding shares of Common Stock;

              (b) under Article 4 shall terminate upon the earlier of (i)
                  the time there are no more Registrable Securities or (ii) the consummation of any merger, consolidation, sale of stock or other transaction in which the holders of Common Stock of the Corporation, in the aggregate, immediately prior to such transaction will hold, immediately after such transaction, less than fifty percent (50%) of the aggregate voting power of outstanding stock of the surviving Corporation provided such transaction has been consented to by Former Senior Noteholders owning at least two-thirds of Shares then owned by Former Senior Noteholders or (iii) upon mutual written agreement of all parties hereto.

         5.3 Amendments.
             ----------- This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by all Stockholders and the Corporation; provided, no amendment which amends any provision of Article 4, this Article 5 or the defined terms as used herein or therein shall be effective without the consent of DVI or any Transferee thereof entitled to the benefits of
Article 4 for so long as DVI or such Transferee owns any Registrable Securities.

         5.4 Entire Agreement.
             ----------------- This Agreement constitutes the entire agreement between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

         5.5 Applicable Law.
             --------------- This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         5.6 Counterparts.
             -------------    This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.7 Effect of Headings.
             ------------------- Any title of an article or section heading herein contained is for convenience or reference only and shall not affect the meaning or construction of any of the provisions hereof.

         5.8 Injunctive Relief.
             ------------------ It is acknowledged that it will be impossible to measure the damages that would be suffered by a party if any other party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-defaulting parties will not have an adequate remedy at law. The non-defaulting parties shall, therefore, be entitled to obtain specific performance of the defaulting party's obligations hereunder and to obtain immediate injunctive relief. The defaulting party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the non-defaulting parties have an adequate remedy at law.

         5.9 Severability.
             -------------   In case any provision of the Agreement shall be
invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         5.10 Delays or Omissions.
              -------------------- It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of or in any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party of any breach, default or noncompliance under the Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         5.11 Notices and Consents; Notices.
              ------------------------------  All notices and other written communications provided for hereunder shall be given in writing and sent by overnight delivery service (with charges prepaid) or by facsimile transmission with the original of such transmission being sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to a Stockholder or DVI addressed to such Stockholder or DVI at such address or fax number as is specified for such Stockholder or DVI after its signature to this

Agreement; and (ii) if to the Corporation, addressed to it at 155 State Street, Hackensack, New Jersey 07602, Attention: General Counsel, Fax No. (201) 488-8230 or at such other address or fax number as such Stockholder, DVI or the Corporation shall have specified to other party hereto in writing given in accordance with this Section 5.11. Notice given in accordance with this Section
5.11 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

         5.12 Pronouns.
              ---------   All pronouns contained herein, and any variations
thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         5.13 Legend.
              ------- Each certificate evidencing any of the Shares shall bear a legend substantially as follows:


                  "The shares represented by this certificate are subject to certain restrictions on transfer and voting agreements and may be entitled to certain benefits in accordance with and subject to all the terms and conditions of a certain Stockholders Agreement dated as of February 26, 2001, a copy of which the Corporation will furnish to the holder of this certificate upon request and without charge."

         IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date and year first written above.

COMPANY:                    MEDICAL RESOURCES, INC.



                            By: /s/ Christopher Joyce
                                -------------------------------------
                                    Name:  Christopher Joyce
                                    Title: Co-Chief Executive Officer



EXECUTIVE MANAGEMENT:           /s/ Christopher Joyce
                               ---------------------
                                    Christopher Joyce



                                    Address for Notices:

                                    c/o Medical Resources, Inc.
                                    155 State Street
                                    Hackensack, NJ  07601



                                    /s/ Geoffrey Whynot
                                    -------------------
                                    Geoffrey Whynot



                                    Address for Notices:

                                    c/o Medical Resources, Inc.
                                    155 State Street
                                    Hackensack, NJ  07601




                    Signature Page to Stockholders Agreement

FORMER SENIOR
NOTEHOLDERS:               JOHN HANCOCK LIFE INSURANCE COMPANY



                           By: /s/ Stephen J. Blewitt
                               ------------------------------
                                   Name:  Stephen J. Blewitt
                                   Title: Managing Director



                                   Address for Notices:

                                   200 Clarendon Street
                                   Boston, MA 02117
                                   Attention:  Bond & Corporate Finance
                                     Group, T-57


                    Signature Page to Stockholders Agreement

                           JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY



                           By: /s/ Stephen J. Blewitt
                               -------------------------------
                                   Name:  Stephen J. Blewitt
                                   Title: Authorized Signatory



                                   Address for Notices:

                                   200 Clarendon Street
                                   Boston, MA 02117
                                   Attention:  Bond & Corporate Finance
                                     Group, T-57




                    Signature Page to Stockholders Agreement

                           INVESTORS PARTNER LIFE INSURANCE COMPANY



                           By: /s/ Stephen J. Blewitt
                               -------------------------------
                                   Name:  Stephen J. Blewitt
                                   Title: Authorized Signatory



                                   Address for Notices:

                                   200 Clarendon Street
                                   Boston, MA 02117
                                   Attention:  Bond & Corporate Finance
                                     Group, T-57



                    Signature Page to Stockholders Agreement

                         MELLON BANK, N.A., solely in its capacity as Trustee for The Long Term Investment
                         Trust, (as directed by John Hancock Financial Services, Inc.), and not in its individual capacity



                         By: /s/ Carole Bruno
                             -------------------------------
                                 Name:  Carole Bruno
                                 Title: Authorized Signatory



                                 Address for Notices:

                                 200 Clarendon Street
                                 Boston, MA  02117
                                 Attention:  Bond & Corporate Finance
                                   Group, T-57



                  The decision to participate in the investment, any representations made herein by the participant, and any actions taken hereunder by the participant has/have been made solely at the direction of the investment fiduciary who has sole investment discretion with respect to this investment.




                    Signature Page to Stockholders Agreement

                             THE NORTHERN TRUST COMPANY, AS TRUSTEE
                             OF THE LUCENT TECHNOLOGIES INC. MASTER
                             PENSION TRUST

                             By:  JOHN HANCOCK LIFE INSURANCE
                              COMPANY, as Investment Manager



                             By: /s/ Stephen J. Blewitt
                                 ------------------------------
                                     Name:  Stephen J. Blewitt
                                     Title: Managing Director



                                     Address for Notices:

                                     200 Clarendon Street
                                     Boston, MA 02117
                                     Attention:  Bond & Corporate Finance
                                       Group, T-57




                    Signature Page to Stockholders Agreement

                              AUSA LIFE INSURANCE COMPANY, INC.



                              By: /s/ Mark E. Dunn
                                  ------------------------
                                      Name:  Mark E. Dunn
                                      Title: Vice President



                                      Address for Notices:

                                      AEGON USA Investment Management
                                      4333 Edgewood Road, N.E.
                                      Cedar Rapids, IA  52499
                                      Attention:  Mark Dunn


                    Signature Page to Stockholders Agreement

                              LIFE INVESTORS INSURANCE COMPANY OF AMERICA



                              By: /s/ Mark E. Dunn
                                  -------------------------
                                      Name:  Mark E. Dunn
                                      Title: Vice President



                                      Address for Notices:

                                      AEGON USA Investment Management
                                      4333 Edgewood Road, N.E.
                                      Cedar Rapids, IA  52499
                                      Attention:  Mark Dunn



                    Signature Page to Stockholders Agreement

                          GREAT AMERICAN LIFE INSURANCE
                           COMPANY



                          By: /s/ Mark F. Muething
                              -----------------------------------
                                  Name:  Mark F. Muething
                                  Title: Executive Vice President



                                  Address for Notices:

                                  American Financial Group
                                  1 East 4th Street, 3rd Floor
                                  Cincinnati, OH  45202
                                  Attention:  Joanne Schubert


                    Signature Page to Stockholders Agreement

                            SALKELD & CO., (as nominee of General Electric Capital Assurance Company (f/k/a Great Northern Insured Annuity Corporation)



                            By: /s/ Kristina Clohesy
                                ---------------------------------------
                                    Name:  Kristina Clohesy
                                    Title: Reorganization Administrator



                                    Address for Notices:

                                    GE Capital Assurance Co.
                                    601 Union Street, Suite 1300
                                    Seattle, WA  98101
                                    Attention:  Morian Mooers



                    Signature Page to Stockholders Agreement

                          COVA FINANCIAL SERVICES LIFE
                           INSURANCE COMPANY



                          By:  /s/ Jacqueline D. Jenkins
                               --------------------------------
                                   Name:  Jacqueline D. Jenkins
                                   Title: Authorized Signatory



                                   Address for Notices:

                                   MetLife
                                   334 Madison Avenue
                                   Convent Station, NJ  07961
                                   Attention:  Mike Cazayoux


                    Signature Page to Stockholders Agreement

                          HARE & CO (as nominee of Lincoln National Life
                           Insurance Company)



                          By: /s/ Patrick M. Dodd
                              -----------------------------
                                  Name:  Patrick M. Dodd
                                  Title: Authorized Officer



                                  Address for Notices:

                                  Liberty Capital
                                  2000 Wade Hampton Boulevard
                                  Greenville, SC  29615
                                  Attention:  Pete Dodd


                    Signature Page to Stockholders Agreement

                           AMERICAN BANKERS INSURANCE
                               COMPANY OF FLORIDA



                           By: /s/ Robert C. Lindberg
                               ------------------------------
                                   Name:  Robert C. Lindberg
                                   Title: Vice President



                                   Address for Notices:

                                   Fortis Corporation
                                   1 Chase Manhattan Plaza, 41st Floor
                                   New York, NY  10005
                                   Attention:  Robert Lindberg


                    Signature Page to Stockholders Agreement

                            OCCIDENTAL LIFE INSURANCE COMPANY
                             OF NORTH CAROLINA



                            By: /s/ J. Joseph Veranth
                                -----------------------------------
                                    Name:  J. Joseph Veranth
                                    Title: Executive Vice President



                                    Address for Notices:

                                    Dana Investment Advisors, Inc.
                                    P.O. Box 1067
                                    Brookfield, WI  53008-1067

                                    Attn:  J. Joseph Veranth




                    Signature Page to Stockholders Agreement

                             PENINSULAR LIFE INSURANCE COMPANY CO.



                             By: /s/ Susan D. Royles
                                 ---------------------------
                                     Name:  Susan D. Royles
                                     Title: Vice President



                                     Address for Notices:

                                     Conning Asset Management
                                     185 Asylum Street
                                     City Place II
                                     Hartford, CT  06103
                                     Attention:  Susan Royles




                    Signature Page to Stockholders Agreement

                           EXECUTIVE RISK INDEMNITY INC.



                           By: /s/ Marjorie D. Raines
                               -----------------------------
                                   Name:  Marjorie D. Raines
                                   Title: Vice President



                                   Address for Notices:

                                   Chubb Financial Group
                                   15 Mountain View Road
                                   Warren, NJ  07060
                                   Attention:  Bill Clarkson


                    Signature Page to Stockholders Agreement

DVI:                         DVI FINANCIAL SERVICES, INC.


                             By: /s/ Sara Lee Keller
                                 ---------------------------------
                                     Name:  Sara Lee Keller
                                     Title: Deputy General Counsel



                                       Address for Notices:

                                       DVI Financial Services, Inc.
                                       2500 York Road
                                       Jamison, PA  18929

                                       Attn:  Richard E. Miller, President




                    Signature Page to Stockholders Agreement